FORM OF SUPPLEMENTAL AGREEMENT TO DEPOSIT AGREEMENT

     SUPPLEMENTAL AGREEMENT TO DEPOSIT AGREEMENT, dated as of _____________ (this "Agreement"), to the Deposit Agreement (as defined below), by and among Stolt Offshore S.A., a company incorporated and existing under the laws of Luxembourg, and its successors (the "Company"), Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG, in its capacity as the successor depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (as defined in the Deposit Agreement).

                         W I T N E S S E T H  T H A T:

     WHEREAS, the Company and Citibank, N.A. (the "Predecessor Depositary") entered into the Amended and Restated Deposit Agreement, dated as of June 7, 2002 (the "Deposit Agreement"), for the purposes set forth therein;

     WHEREAS, by written notice dated February 16, 2005 addressed to the Predecessor Depositary, the Company, pursuant to Section 5.4 of the Deposit Agreement, has given notice of its intention to remove the Predecessor Depositary under the Deposit Agreement and appoint Deutsche Bank Trust Company Americas as Depositary in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

     WHEREAS, the Company and the Predecessor Depositary have agreed that the Predecessor Depositary, in consideration of the payment of certain fees and expenses of the Predecessor Depositary, will be removed as depositary under the Deposit Agreement with effect from the Effective Date (as defined in Section
6.01 herein);

     WHEREAS, the Company and the Depositary have agreed that the Predecessor Depositary shall duly assign, transfer and deliver to the Depositary the information, records, property and cash referred to in Section 5.4 of the Deposit Agreement;

     WHEREAS, Deutsche Bank Trust Company Americas has accepted its appointment, with effect from the Effective Date, as Depositary in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

     WHEREAS, the Company desires to provide for the deposit of Shares of the Company with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of Receipts evidencing American Depositary Shares representing beneficial interests in the Shares so deposited; and

     WHEREAS, the Company and the Depositary desire to amend and supplement the terms of the Deposit Agreement and form of Receipts, in accordance with Section
6.1 of the Deposit Agreement, inter alia to reflect the removal by the Company of Citibank, N.A., in its capacity as the predecessor depositary, and the appointment of Deutsche Bank Trust Company Americas, in its capacity as the successor depositary, in accordance with Section 5.4 of the Deposit Agreement.

     NOW, THEREFORE, the Company and the Depositary hereby amend and supplement the Receipts and the Deposit Agreement, effective as of the Effective Date, as follows:

                                    ARTICLE I

            CONFIRMATION OF APPOINTMENT AND ACCEPTANCE OF DEPOSITARY

     Section 1.01 The Company hereby confirms its appointment of the Depositary as successor Depositary under the Deposit Agreement.

     Section 1.02 The Depositary hereby accepts the appointment referred to above and agrees to observe and be bound by the terms of the Deposit Agreement, as amended and supplemented by this Agreement, as if the Depositary had been originally appointed as Depositary under the Deposit Agreement.

                                   ARTICLE II

                                   DEFINITIONS


     Section 2.01 Definitions Generally. Unless otherwise defined in this Agreement, terms used herein and defined in the Deposit Agreement are used herein as so defined.

                                   ARTICLE III

                         AMENDMENTS TO DEPOSIT AGREEMENT


     Section 3.01 All references in the Deposit Agreement to "Citibank, N.A." are hereby replaced with references to "Deutsche Bank Trust Company Americas". All references in the Deposit Agreement to "Citibank, N.A." or the "Depositary" shall be read and construed as references to "Deutsche Bank Trust Company Americas."

     Section 3.02 All references in the Deposit Agreement to the "Deposit Agreement" shall hereby mean the Deposit Agreement, as amended and supplemented by this Agreement and as further amended and supplemented from time to time.

     Section 3.03 The Deposit Agreement is hereby amended and supplemented by deleting the words "Citibank, N.A., a national banking association organized under the laws of the United States of America" from the preamble of the Deposit Agreement, and replacing them with the words "Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG."

     Section 3.04 The Deposit Agreement is hereby amended and supplemented by deleting the words "Citibank, N.A., a national banking association organized under the laws of the United States of America" from the definition of "Depositary" in Article I of the Deposit Agreement, and replacing them with the words "Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG".

     Section 3.05 The Deposit Agreement is hereby amended and supplemented by deleting the words "Deposited Securities" and replacing them with the words "Deposited Property".

     Section 3.06 The Deposit Agreement is hereby amended and supplemented by replacing the definition of Principal Office in Article I in its entirety with the following paragraph:

     Principal Office. The term "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, United States of America.

     Section 3.07 The Deposit Agreement is hereby amended and supplemented by replacing the last sentence in Section 4.2 with the following:

     Holders and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds four decimal places (the number of decimal places used by the Depositary to report distribution rates). The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

     Section 3.08 The Deposit Agreement is hereby amended and supplemented by inserting the following sentence at the end of Section 4.7:

     Holders and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

     Section 3.12 The Deposit Agreement is hereby amended and supplemented by deleting the second sentence of the fourth paragraph of Section 5.3 in its entirety.

     Section 3.13 The Deposit Agreement is hereby amended and supplemented by replacing the word "affiliate" with the word "Affiliate" in Section 5.8

     Section 3.14 The Deposit Agreement is hereby amended and supplemented by replacing the penultimate sentence in the fourth paragraph of Section 5.1 with the following:

     Any Registrar or co-registrar may be removed and a substitute or substitutes appointed at the discretion of the Depositary with prior written notice to the Company.

     Section 3.15 The Deposit Agreement is hereby amended and supplemented by adding the following to the end of the first sentence of Section 5.9:

     ; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the American Depositary Receipts are listed.

     Section 3.16 The Deposit Agreement is hereby amended and supplemented by inclusion of the following address for notices to the Depositary in Section 7.5:

     "60 Wall Street, New York, New York 10005, U.S.A., Attention: ADR Department".

     Section 3.17 The Deposit Agreement is hereby amended and supplemented by replacing "Stolt-Nielsen Inc. (the "Agent") now at 8 Sound Shore Drive, P.O. Box 2300, Greenwich, Connecticut 06836" with "Stolt Offshore Inc. (the "Agent"),
Attn: Quinn Hebert, now at 10787 Clay Road, Houston, Texas 77041", in Section
7.6.

     Section 3.18 All references in the Deposit Agreement to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to an entry or entries or an electronic transfer or transfers, including through the DRS/Profile, as well as to the physical transfer of certificates representing the Shares.

                                   ARTICLE IV

                          AMENDMENTS TO FORM OF RECEIPT

     Section 4.01 The form of Receipt attached as Annex A to the Deposit Agreement (the "Form of Receipt") is amended and restated in its entirety to read as Exhibit A attached hereto, with such amendments reflecting the appointment of the Depositary.

     Section 4.02 All references in the Form of Receipt to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to any entry or entries or an electronic transfer or transfers as well as to the physical transfer of certificates representing the Shares.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section 5.01 Representations and Warranties. The Company and the Depositary mutually represent and warrant to each other and to the Holders, that this Agreement, when executed and delivered by each of the Company and the Depositary, and the Deposit Agreement, as amended and supplemented by this Agreement and all other documentation executed and delivered by the Company and the Depositary in connection therewith, will be duly and validly authorized, executed and delivered by the Company and the Depositary, and constitute the legal, valid and binding obligations of the Company and the Depositary, enforceable against the Company and the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01 Effective Date. This Agreement is dated as of the date first set forth above and shall be effective on the date on which the U.S. Securities and Exchange Commission declares effective the Registration Statement on Form F-6 to be filed by the Depositary, on behalf of the legal entity created by the Deposit Agreement, as amended and supplemented by this Agreement in connection with its appointment as successor depositary, the removal of the Predecessor Depositary to be effective simultaneously therewith (the "Effective Date"). From and after the Effective Date, all references in the Deposit Agreement and the Form of Receipt shall be deemed to be references to the Deposit Agreement and Form of Receipt, as amended and supplemented by this Agreement.

     Section 6.02 Outstanding Receipts. Receipts issued prior to the date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended and supplemented by this Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

     The Company hereby instructs the Depositary (i) to promptly send notice of the execution of the Deposit Agreement, as amended and supplemented by this Agreement, to all holders of American Depositary Receipts outstanding under the Deposit Agreement as of the date hereof and (ii) to promptly inform holders of American Depositary Receipts outstanding under the Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their Receipts for one or more Receipts issued pursuant to the Deposit Agreement, as amended and supplemented by this Agreement.

     Holders and Beneficial Owners of Receipts issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of Receipts issued pursuant and subject to all of the terms and conditions of the Deposit Agreement, as amended and supplemented by this Agreement, in all respects, provided, however, that any amendment to the Deposit Agreement effectuated by this Agreement that prejudices any substantial existing right of Holders or Beneficial Owners of Receipts issued under the Deposit Agreement shall not become effective as to Holders and Beneficial Owners until 30 days after notice of the amendment and supplement effectuated by this Agreement shall have been given to holders of Receipts outstanding as of the date hereof.

     Section 6.03 Undertaking of Depositary. The Depositary hereby undertakes promptly to mail notice of its appointment as Depositary under the Deposit Agreement, as amended and supplemented by this Agreement, to the Holders of Receipts outstanding as of the date hereof.

     Section 6.04 Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Agreement and the transactions contemplated herein. Nothing herein shall obligate Deutsche Bank Trust Company Americas to indemnify or hold harmless the Company or any of its directors, employees, agents and affiliates for any liability or expense arising out of acts performed or omitted by Citibank, N.A., as Predecessor Depositary, the Custodian or their respective directors, employees, agents and affiliates.

     Section 6.05 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Depositary have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date set forth above.

                                        STOLT OFFSHORE S.A., as the Company

                                        By:
                                           --------------------------------
                                        Name:
                                        Title:

                                        By:
                                           --------------------------------
                                        Name:
                                        Title:


                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as the Depositary

                                        By:
                                           --------------------------------
                                        Name:
                                        Title:

                                        By:
                                           --------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

Number                                                  CUSIP Number __________

                                                     American Depositary Shares
                                                   (1 American Depositary Share
                                                 Represents 1 Fully Paid Common
                                                               Share, par value
                                                               $2.00 per Share)

                           AMERICAN DEPOSITARY RECEIPT

                                   EVIDENCING

                           AMERICAN DEPOSITARY SHARES

                                  representing

                    COMMON SHARES, PAR VALUE $2.00 PER SHARE,

                                       OF

                               STOLT OFFSHORE S.A.

                   (Incorporated under the laws of Luxembourg)

     DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG, as Depositary (the "Depositary"), hereby certifies that, or registered assigns, is the owner of American Depositary Shares, representing deposited Common Shares, par value $2.00 per share, including evidence of rights to receive Common Shares, par value $2.00 per share (the "Shares"), of Stolt Offshore S.A., a company incorporated under the laws of Luxembourg (the "Company").

     At the date of the Deposit Agreement (hereinafter referred to) each American Depositary Share represents one Share deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Den norske Bank ASA, Oslo, Norway (the "Custodian"). The ratio of American Depositary Shares to Shares is subject to change as provided in
Article IV of the Deposit Agreement. The Depositary's principal executive office is located at 60 Wall Street, New York, NY, 10005, U.S.A.

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the "Receipts"), executed and delivered pursuant to the Amended and Restated Deposit Agreement, dated as of June 7, 2002 (the "Amended and Restated Deposit Agreement"), as amended, by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Property"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Company's Articles of Association (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used and not defined herein shall have the same meaning as in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Property.

(2) Surrender of Receipts and Withdrawal of Deposited Property. Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Property represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (10) hereof and Section 5.9 and Annex B of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Company's Articles of Association, Article
     (25) of this Receipt and the provisions of or governing the Deposited Property and other applicable laws, the Holder hereof shall be entitled to delivery, to him or upon his order, of the Deposited Property at the time represented by this Receipt. Subject to the last sentence of this paragraph, such Deposited Property may be delivered in registered form or by electronic delivery. An ADS may be surrendered for the purpose of withdrawing Deposited Property by delivery of a Receipt evidencing such ADS (if held in registered form) or by book-entry delivery of such ADS to the Depositary. Such Deposited Property may be delivered by the delivery of (a) certificates in the name of the Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to the Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipts. Delivery shall be made at the office of the Custodian or at the Principal Office of the Depositary for further delivery to such Holder, provided that the forwarding of certificates for Shares or other Deposited Property for such delivery at the Principal Office of the Depositary shall be at the request, risk and expense of the Holder hereof, and for the account of such Holder.

          A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Property being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to the terms and conditions of the Deposit Agreement, the Articles of Association of the Company, and to the provisions of or governing the Deposited Property and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Property represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Property, or evidence of the electronic transfer thereof, as the case may be, to or for the account of such person. The Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Property represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

     The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. The Depositary may, in its discretion, refuse to accept for surrender a number of ADSs representing a number of Shares other than a whole number of Shares. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt so surrendered and remit the proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Receipt.

(3) Transfers, Split-ups and Combinations of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Registrar upon surrender of this Receipt by the Holder hereof in person or by duly authorized attorney, to the Principal Office of the Depositary, properly endorsed for transfer or accompanied by proper instruments of transfer and (i) duly stamped as may be required by the laws of the State of New York and of the United States of America, and (ii) accompanied by funds sufficient to pay any applicable transfer taxes or duties and the fees and expenses of the Depositary including the fees set forth in Article (10) hereof, subject to Article (24) of this Receipt. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Property, the Depositary, the Custodian or any Registrar may require (a) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Property withdrawn) and payment of any applicable fees and charges as provided in the Deposit Agreement or in Annex B thereto, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 of the Deposit Agreement and (c) compliance with (i) any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Property and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

          The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Property until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper in accordance with applicable laws and regulations and the terms of the Deposit Agreement.

          The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended during any period when the transfer books of the Depositary or the Company (or any other agent for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary, the Company, or the Share Registrar or at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission or any securities exchange on which the Receipts or Shares are listed, or in accordance with the Deposit Agreement, or the provisions of or governing Deposited Property, or any meeting of shareholders of the Company or for any reason, subject in all cases to Article (24) hereof.

          Notwithstanding any provision of the Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Property may not be suspended or refused, except as permitted in General Instruction I.A.(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act in connection with (i) temporary delays caused by the closing of the transfer books of the Depositary or the Company (or the Share Registrar) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Property.

(5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary, whether or not they are Holders at the time of such request.

(6) Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder or Beneficial Owner to exceed the limits under any applicable law or the Company's Articles of Association. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to the imposition of restrictions of transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitation, if and to the extent such disposition is permitted by applicable law and the Company's Articles of Association.

(7) Liability of Holder For Taxes, Duties and Other Charges; Withholding. If any tax or other governmental charge imposed under applicable laws shall become payable with respect to this Receipt or any Deposited Property represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer, split-up or combination of this Receipt or any deposit or withdrawal of Deposited Property represented hereby until such payment is made, and may withhold or deduct any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Property represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, other governmental charge or expense, the Holder hereof remaining liable for any deficiency.

          In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to apply reduced withholding of tax at source on dividends, if applicable, and to obtain other benefits under applicable tax treaties with respect to dividends and other distributions on the Deposited Property. Holders of American Depositary Shares evidenced by Receipts representing Deposited Property may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary's obligations under applicable law. Holders shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.14 of the Deposit Agreement.

          Notwithstanding any other provisions of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or other securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares or other securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

(8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares represented thereby and each certificate therefor, if any, are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights, if any, and that the person making such deposit is duly authorized to do so. Each such person shall also be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in Luxembourg in connection with the issuance of Receipts and the deposit, transfer, surrender or withdrawal of Shares or Receipts. Such person shall also be deemed to represent that Shares deposited by that person are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities. In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to the Articles of Association of the Company. Such representations and warranties shall survive the deposit of Shares and issuance and cancellation of Receipts.

(9) Filing Proofs, Certificates, and Other Information. Any person presenting Shares for deposit or any Holder or Beneficial Owner may be required from time to time to file such proof of citizenship, taxpayer status, residence or exchange control approval, compliance with applicable laws and the terms of the Deposit Agreement or other information (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and the transfer of Shares), to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution or rights or of the proceeds thereof or the delivery of any Deposited Property until such proof or other information is filed or such certificates are executed to the Depositary, the Registrar and the Company's satisfaction.

(10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the Receipts are listed. The Depositary shall charge any party who makes a deposit or to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Property, or a distribution of Receipts pursuant to Section 4.4 or 4.10 of the Deposit Agreement), or who surrenders Receipts a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition the Depositary shall charge to the Holders a fee of $2.00 or less per 100 American Depositary Shares (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including but not limited to, Sections 4.2 through 4.5 thereof, and $5.00 or less per

     100 American Depositary Shares (or portion thereof) in case of a stock dividend made pursuant to the Deposit Agreement including, but not limited to Section 4.2 through 4.5 thereof. The Depositary shall also charge the holder hereof a fee of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement. In addition, Holders, Beneficial Owners and persons depositing shares will pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement and Annex E thereof. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary. The provisions in respect of these charges may be changed in the manner indicated in Article (22) of this Receipt.

(11) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

(12) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the facsimile signature of a duly authorized officer of the Depositary or by the facsimile signature of a duly authorized officer of a Registrar and dated by such employee.

(13) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly is required to file certain reports with the Commission. Such reports and information will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street (Room 1024), N.W., Washington, D.C. 20549, at the principal office of the Depositary and, where made available by the Commission, on the Commission's website (www.sec.gov).

     Dated:

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS

                                        Countersigned as Depositary

     By:                                By:
        -------------------------          -------------------------
        Authorized Officer                 Vice President

     The address of the Principal Office of the Depositary is 60 Wall Street, New York, NY 10005.

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

(14) Reports; Inspection of Transfer Books. The Depositary will make available for inspection during business hours by Holders at its Principal Office and at the principal office of each Custodian copies of the Deposit Agreement, any notices, reports or communications received from the Company, which are both (a) received by the Depositary, the Custodian or the nominee of either, as the holder of the Deposited Property, and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary will also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, Receipts or Shares. Subject to Article (24) hereof, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

(15) Dividends and Distributions; Rights. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Property, the Depositary shall as to any distribution in a foreign currency, subject to the provisions of Section
     4.7 of the Deposit Agreement, promptly convert such dividend or distribution into dollars and distribute such amount to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Property held by them respectively without liability for interest thereon, after deduction or upon payment of the fees, if any, and expenses of the Depositary; provided, however, that the Depositary (i) shall make appropriate adjustments in the amounts so distributed in respect of any such Deposited Property being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution and (ii) in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Property an amount on account of taxes or other governmental charges, the amount distributed to the Holders on the American Depositary Shares representing such Deposited Property shall be reduced accordingly. Holders and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds four decimal places (the number of decimal places used by the Depositary to report distribution rates). The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

          If any distribution upon any Deposited Property consists of a dividend in, or free distribution of, Shares, the Depositary may, subject to Section
     5.7 of the Deposit Agreement, and shall, if the Company shall so request,
     (i) instruct the Company to deposit or cause such Shares to be deposited with and registered in the name of the Custodian and (ii) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section
     4.8 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Property held by them respectively, additional Receipts for American Depositary Shares, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.2 of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Property represented thereby.

          In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes and fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Property any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company to the extent practicable, and, if requested in writing by the Company, shall, take action, subject to the terms of the Deposit Agreement, as follows:

     (1) if at any time of the offering of any rights, the Depositary determines, after obtaining, at the Company's expense, opinion(s) of United States and Luxembourg counsel, as applicable, reasonably satisfactory to the Depositary, in its discretion that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Property held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Luxembourg counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights of such Holders or Beneficial Owners; or

     (2) if at the time of the offering of any rights, the Depositary determines in its discretion after obtaining, at the Company's expense, opinion(s) of United States and Luxembourg counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary may, in its discretion, sell such rights or such warrants or other instruments at public or private sale, in a risk less principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.2 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, (iii) any liability to the purchaser of such rights, warrants or other instruments or (iv) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

          If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company to the extent practicable, and after obtaining opinion(s) of United States and Luxembourg counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.2 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

          Notwithstanding anything to the contrary in this Article (15) if registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable jurisdiction in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.

          Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Property, the Depositary shall, after consultation with the Company to the extent practicable, and upon receipt, at the Company's expense, of opinion(s) of United States and Luxembourg counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.8 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Property held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of applicable fees and charges of, and expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or
     (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems all or any portion of such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and Luxembourg counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such advice, which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereto, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.9 of and Annex B to the Deposit Agreement) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

(16) Record Dates. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Property entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share with respect to the Deposited Property, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company to the extent practicable, fix a record date for the determination of the Holders who shall be entitled to receive such dividend, distribution, rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares, subject to the provisions of the Deposit Agreement. Subject to the provisions of Section
     4.2 through 4.7 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, only the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(17) Voting of Deposited Property. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Property, the Depositary shall fix a record date in respect of such meeting for the giving of instructions for voting or such consent or proxy. The Depositary shall, if requested in writing in a timely manner (which notice shall have been received by the Depositary at least 20 days prior to such vote or meeting or the Depositary shall have no obligation to so notify Holders hereunder) by the Company and at the Company's expense, mail to Holders (a) such notice of meeting or a summary of such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on the specified record date will be entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing Deposited Property (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights-, if any, pertaining to the Shares or other Deposited Property represented by American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares or other Deposited Property. Upon the written request of a Holder of American Depositary Shares evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Association and the provisions of the Deposited Property, to vote or cause the Custodian to vote the Shares and/or other Deposited Property in person or by proxy represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.

          Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote Shares or other Deposited Property represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders. Shares or other Deposited Property represented by American Depositary Shares for which no specific voting instructions are-received by the Depositary from the Holder shall not be voted.

(18) Changes Affecting Deposited Property. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Property, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Property shall be treated as new Deposited Property under the Deposit Agreement, and the American Depositary Shares representing or previously representing such Deposited Property shall, subject to the Deposit Agreement and applicable law, thenceforth represent the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, which approval shall not be unreasonably withheld, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of the Company's counsel reasonably satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in this Annex A to the Deposit Agreement, specifically describing such new Deposited Property or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts.

          Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, which approval shall not be unreasonably withheld, and shall if the Company requests, subject to receipt of an opinion of the Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.2 of the Deposit Agreement. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19) Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise
     (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, or other Deposited Property, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with the Deposit Agreement, the Receipts, the American Depositary Shares or any Deposited Property, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

          The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates and hold them harmless from any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with the Deposit Agreement, the Receipts, the American Depositary Shares or any Deposited Property, as the same may be amended, modified or supplemented from time to time by the Depositary due to the negligence or bad faith of the Depositary. The obligations set forth in this Article (19) shall survive the termination of the Deposit Agreement and the succession or substitution of any party thereto.

          Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

(20) Liability of the Company and Depositary. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall incur any liability to any Holder, Beneficial Owner or any other person, if, by reason of any provision of any present or future law or regulation of the United States, Luxembourg or any other jurisdiction, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company or the provisions of or governing any Deposited Property, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder, Beneficial Owner or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Association of the Company or the provisions of or governing any Deposited Property. Where, by the terms of a distribution pursuant to Sections 4.2, 4.3 or 4.4 of the Deposit Agreement, or an offering or distribution pursuant to Sections 4.5, 4.10 or 5.7 of the Deposit Agreement or any provision of the Company's Articles of Association or for any other reason, such distribution or offering may not be made available to Holders, or some of them and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

          None of the Company or its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, except that each of the Company and its agents agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith and using its reasonable judgment, without any liability on the part of the Company or the Depositary to any Holder or Beneficial Owner. None of the Depositary or its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Property), except that each of the Depositary and its agents agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Subject to Article (25), the Depositary undertakes (i) not to issue any Receipt other than to evidence American Depositary Shares representing Deposited Property then on deposit with the Custodian and (ii) not to lend Deposited Property held by it as Depositary.

          Without limitation of the foregoing, neither the Depositary, nor any of its controlling persons or agents, nor the Company nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Property, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(21) Resignation And Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of the 60th day after such delivery or the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the earlier of the 60th day after delivery thereof to the Depositary and the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional Custodian or Custodians.

(22) Amendment of Deposit Agreement and Receipts. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of Receipts, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and such other expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Property represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

(23) Termination of Deposit Agreement. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (21) hereof and Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and Section 2.5 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Property represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Property, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Property, subject to the conditions and restrictions set forth in Section 2.5 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Property then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the Holders of receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Property and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Articles (10) and (19) hereof, and Sections 5.8 and
     5.9 of the Deposit Agreement.

(24) Compliance With U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Property in a manner which would violate the United States securities laws, including, but not limited to,

     Instruction I.A.(l) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended.

(25) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (25), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.5 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of Shares under
     (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the applicant to whom Receipts or Shares are to be delivered (the "Applicant") (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such

     Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders and Beneficial Owners.

          The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

     FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _________________ whose taxpayer identification number is and whose address including postal zip code is ______________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ______________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

     Dated:  ______________             Name:

                                        By:_______________

                                        Title:____________

     SIGNATURE GUARANTEED

     ______________



     NOTICE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.   Depositary Fees

          The Holders, the Beneficial Owners and the persons depositing Shares or surrendering American Depositary Shares for cancellation agree to pay the following fees of the Depositary for the services performed under the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the American Depositary Shares are listed:

------------------------------------------------------------------------------------------------------------------
               Service                              Rate                              By Whom Paid
------------------------------------------------------------------------------------------------------------------
(1)  Issuance of ADSs upon deposit      Up to $5.00 per 100 ADSs (or       Person for whom deposits are made
     of Shares (excluding               fraction thereof) issued.          or party receiving ADSs.
     issuances as a result of
     distributions described in
     paragraph (5) below).
------------------------------------------------------------------------------------------------------------------
(2)  Delivery of Deposited              Up to $5.00 per 100 ADSs (or       Person surrendering ADSs or
     making Property, property and      fraction thereof) surrendered.     withdrawal.
     cash against surrender of ADSs.
------------------------------------------------------------------------------------------------------------------
(3)  Distribution of cash               Up to $2.00 per 100 ADSs (or       Person to whom distribution is made.
     dividends.                         fraction thereof) issued, unless
                                        prohibited by the exchange upon
                                        which the ADSs are listed.
------------------------------------------------------------------------------------------------------------------
(4)  Distribution of cash proceeds      Up to $2.00 per 100 ADSs (or       Person to whom distribution is made.
     (i.e., upon sale of rights         fraction thereof) held.
     and other entitlements)
------------------------------------------------------------------------------------------------------------------
(5)  Distribution of ADSs               Up to $5.00 per 100 ADSs (or       Person to whom distribution is made.
     (excluding issuances               fraction thereof) issued, unless
     described in paragraph (1)         prohibited by the exchange upon
     above) including pursuant to       which the ADSs are listed.
     (i) stock dividends or
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
     other free stock distributions,
     or (ii) exercise of rights.
------------------------------------------------------------------------------------------------------------------
(6)  Transfer of ADRs.                  $1.50 per Certificate presented.   Person presenting certificate for
                                                                           transfer.
---------------------------------------- ------------------------------------- -------------------------------------

II.  Charges

          Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Property shall be responsible for the following charges, unless otherwise agreed between the Company and the Depositary from time to time:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Property on the share register and applicable to transfers of Shares or other Deposited Property to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or Holders and Beneficial Owners of ADSs;

(iv) such reasonable and customary expenses and charges incurred by the Depositary in the conversion of foreign currency pursuant to Section
          4.7 of the Deposit Agreement;

(v) such fees and reasonable expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Property, ADSs and ADRs; and

(vi) the fees and reasonable expenses incurred by the Depositary in connection with the delivery of Deposited Property.